Exhibit 10(k)

SECOND AMENDED TENET HEALTHCARE CORPORATION
ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective May 9, 2012)

1.                                      Purpose

The purpose of the Tenet Healthcare Corporation Annual Incentive Plan is to provide an incentive to enhance shareholder value and promote the attainment of significant business objectives of the Company by basing a portion of a selected Employee’s compensation on the performance of such Employee, the Company and/or a Business Unit.

2.                                      Definitions

(a)                                 “Affiliate” means a corporation that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is in common control (as defined in section 414(c) of the Code) with the Company, or any entity that is a member of the same affiliated service group (as defined in section 414(m) of the Code) as the Company.

(b)                                 “Award” means any annual incentive award, payable in cash, made under the Plan, which award may be based on (1) the change (measured as a percentage or an amount) in or of any one Performance Criterion or two or more Performance Criteria from one measurement period to another, (2) the difference (measured as a percentage or an amount) between (A) a specified target or budget amount of any one Performance Criterion or two or more Performance Criteria and (B) the actual amount of that Performance Criterion or two or more Performance Criteria, during any measurement period, (3) the extent to which a specified target or budget amount for any one Performance Criterion or two or more Performance Criteria is met or exceeded during any measurement period, or (4) any other award, including a discretionary award, that may be paid from time to time under the Plan.

(c)                                  “Award Schedule” means the Award Schedule established pursuant to Section 5.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Business Unit” means any existing or future facility, region, division, group, subsidiary or other unit within the Company.

(f)                                   “Cause” means

(A) when used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(f)(2) of the ESP.

(B) when used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period:

(i) For any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(f)(1) of the ESP.

(ii) For any Participant who is not a “Covered Person” under the ESP, “Cause” shall mean a Participant’s:

(1)                                 Dishonesty;

(2)                                 Fraud;

(3)                                 Willful misconduct;

(4)                                 Breach of fiduciary duty;

(5)                                 Conflict of interest;

(6)                                 Commission of a felony;

(7)                                 Material failure or refusal to perform his or her job duties in accordance with Company policies;

(8)                                 Material violation of Company policy that causes harm to the Company or an Affiliate;

(9)                                 Other wrongful conduct of a similar nature and degree; or

(10)                          Sustained unsatisfactory performance which is not improved after Participant has been provided with a reasonable opportunity to improve his or her performance in accordance with the Company’s standard policies and procedures.

(C) A Participant will not be deemed to have been terminated for Cause pursuant to Section 2(f)(A) or 2(f)(B) above, as applicable, unless and until there has been delivered to the Participant written notice that the Participant has engaged in conduct constituting Cause.  The determination of Cause will be made by the Committee with respect to any Participant who is employed as the Chief Executive Officer of the Company (“CEO”), by the CEO (or an individual acting in such capacity or possessing such authority on an interim basis) with respect to any Participant who is employed as the Chief Operating Officer of the Company (the “COO”), the Chief Financial Officer of the Company (the “CFO”), the General Counsel of the Company (“GC”), an Executive Vice President (“EVP”) of the Company, a Senior Vice President or the equivalent thereof of the Company (collectively “SVP”) or a Vice President of the Company (“VP”) and by the COO (or an individual acting in such capacity or possessing such authority on an interim basis) with respect to any Participant who is employed as a Hospital Chief Executive Officer (“Hospital CEO”) or any other Participants.  A Participant who receives written notice that he has engaged in conduct constituting Cause will be given the opportunity to be heard (either in person or in writing as mutually agreed to by the Participant and the Committee, CEO or COO, as applicable) for the purpose of considering whether Cause exists.  If it is determined either at or following such hearing that Cause exists, the Participant will be notified in writing of such determination within five (5) business days.  If the Participant disagrees with such determination, the Participant may file a claim contesting such determination pursuant to the Tenet Open Door Policy and Fair Treatment Process within thirty (30) days after his receipt of such written determination finding that Cause exists.

(g)                                  “Change of Control” has the same meaning as set forth in the definition of “Change of Control” in the ESP.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

(i)                                     “Code Section 162(m) Award” means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.

(j)                                    “Committee” means the Compensation Committee of the Board.

(k)                                 “Company” means Tenet Healthcare Corporation, a Nevada corporation.

(l)                                     “Covered Employee” means a “covered employee” within the meaning of Code Section 162(m)(3) or a person designated as a Covered Employee by the Committee.

(m)                             “Employee” means any executive officer or other employee of the Company, or of any of its Business Units.

(n)                                 “ESP” means the Tenet Executive Severance Plan, as amended from time to time.

(o)                                 “Good Reason” means:

(1) When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(x)(2) of the ESP.

(2) When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period, for any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(x)(1) of the ESP.

(3) For purposes of this Section 2(o), references to “Employer” in the ESP with respect to any Participant means the Company or an Affiliate employing such Participant.

(p)                                 “PAC” means the Pension Administration Committee of the Company.

(q)                                 “Participant” means any Employee selected to receive an Award pursuant to the Plan for any Year or other measurement period.

(r)                                    “Performance Criterion” and “Performance Criteria” means any one or more of the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criterion or Performance Criteria for the related Award:

(1)                                 Code Section 162(m) Awards.  For Code Section 162(m) Awards, any of the following criteria, as determined by the Committee:

(A)                               Basic or diluted earnings per share of common stock, which may be calculated (i) as income calculated in accordance with Section 2(r)(1)(D), divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and share equivalents of common stock, in the case of diluted earnings per share, or (ii) using such other method as may be specified by the Committee;

(B)                               Cash flow, which may be calculated or measured in any manner specified by the Committee;

(C)                               Economic value added, which is after-tax operating profit less the annual total cost of capital;

(D)                               Income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which and may be calculated or measured (i) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (ii) using such other method as may be specified by the Committee;

(E)                                Quality of service and/or patient care, which may be measured by (i) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient, physician and/or employee satisfaction objectives, or (ii) such other method as may be specified by the Committee;

(F)                                 Business performance or return measures (including, but not limited to, market share, debt reduction, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee;

(G)                               The price of the Company’s common or preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Committee; or

(H)                              Any of the above Performance Criteria, determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

(2)                                 Non-Code Section 162(m) Awards.  Except for Code Section 162(m) Awards, any other criteria related to performance, including the performance of one or more of the Business Units, individual performance or any other category of performance selected by the Committee.

(s)                                   “Performance Goals” means the performance objectives with respect to one Performance Criterion or two or more Performance Criteria established by the Committee for the Company, a Business Unit or an individual for the purpose of determining whether, and the extent to which, payments will be made for that Year or other measurement period with respect to an Award under the Plan.

(t)                                    “Plan” means the Tenet Healthcare Corporation Annual Incentive Plan as set forth herein, as it has been or may be amended and/or restated from time to time.

(u)                                 “Protection Period” means:

(A) with respect to Participants who are not eligible to participate in the ESP, the period beginning on the date of the Change in Control and ending twenty-four (24) months following the occurrence of a Change in Control; and

(B) with respect to Participants who are eligible to participate in the ESP, the same period as set forth in the ESP, and as it may be amended from time to time.

(v)                                 “Qualifying Termination” means a Participant’s “separation from service” (within the meaning of Section 409A of the Code) by reason of:

(A) the involuntary termination of a Participant’s employment by the Company (or Subsidiary) without Cause, or

(B) the Participant’s resignation from the employment of the Company (or Subsidiary) for Good Reason;

provided, however, that a Qualifying Termination will not occur by reason of the divestiture of a Subsidiary or an Affiliate with respect to a Participant employed by such Subsidiary or an Affiliate who is offered a comparable position with the purchase and either declines or accepts such position.

(w)                               “Scheduled Payment Date” means the Year after the Year in which a measurement period (including a measurement period that coincides with a Year) ends with respect to which a Participant has met the applicable (1) Performance Criterion or Performance Criteria and/or (2) Performance Goals entitling such Participant to receive an Award under this Plan.

(x)                                 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(y)                                 “Target Award” means the amount, which may be expressed as a dollar amount or as a percentage of a Participant’s salary, payable to a Participant when actual performance with respect to any one Performance Criterion or any two or more Performance Criteria equals the Performance Goals for that Performance Criterion or those Performance Criteria established by the Committee.

(z)                                  “Year” means the Company’s fiscal year.

3.                                      Administration

(a)                                 Appointment of Committee.  The Plan shall be administered by the Committee, which will consist of two or more persons (1) who satisfy the requirement of a “nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and (2) who satisfy the requirements of an “outside director” for purposes of Code Section 162(m). The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not any Awards are the same or such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criterion, Performance Criteria, Performance Goals, the weightings thereof, and Target Awards. Whenever the Plan refers to a determination being made by the Committee, it shall be deemed to mean a determination by the Committee in its sole discretion. Without limiting the generality of the foregoing, the Committee may establish a Target Award for any Participant based on any one Performance Criterion or any two or more Performance Criteria.

(b)                                 Code Section 162(m) Compliance.  It is the intent of the Company that this Plan and Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m), including the administration requirement of Code Section 162(m)(4)(C), so that the Company’s tax deduction for remuneration in respect of Code Section 162(m) Awards for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan would otherwise frustrate or conflict with the intent expressed in this Section, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(c)                                  Discretion of Committee.  The Committee shall have the discretion, subject to the limitations described herein, including in Section 4 below relating to Code 162(m) Awards, to, among other actions, (1) determine the Plan Participants; (2) determine who will be treated as a Covered Employee and designate whether an Award will be a Code Section 162(m) Award; (3) determine the measurement period; (4) determine Performance Criterion, Performance Criteria, Performance Goals and Target Awards for each Year or other measurement period; (5) determine how Performance Criteria or Performance Criteria will be calculated and/or adjusted; (6) establish an Award Schedule; (7) establish performance thresholds for the payment of any Awards; (8) determine whether and to what extent the Performance Goals have been met or exceeded; (9) pay discretionary Awards, including awards from an exceptional performance fund, as may be appropriate in order to assure the proper motivation and retention of personnel and attainment of business goals; (10) make adjustments to Performance Goals and thresholds; and (11) determine the total amount of funds available for payment of Awards with respect to each Year or other measurement period.

(d)                                 Authority of Committee.  Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, make all other determinations necessary or advisable for the administration of the Plan and correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any action taken or determination made by the Committee shall be conclusive and binding on all parties. In the event of any conflict between an Award Schedule and the Plan, the terms of the Plan shall govern.

4.                                      Code Section 162(m) Awards

(a)                                 Conditions of Code Section 162(m) Awards.  A Participant who is or may be a Covered Employee may receive a Code Section 162(m) Award and/or an Award that is not a Code Section 162(m) Award. Notwithstanding anything elsewhere in the Plan to the contrary, as and to the extent required by Code Section 162(m), the grant of a Code Section 162(m) Award to a Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to each Covered Employee and must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of such goals. All determinations made by the Committee pursuant to Section 3 above related to a Code Section 162(m) Award will be made in a timely manner, as required by Code Section 162(m). An Award Schedule for a Covered Employee shall set forth for each Code Section 162(m) Award, the terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan, and shall specify that such Award is a Code Section 162(m) Award. Before any Code Section 162(m) Award is paid, the Committee shall certify that the Performance Goals and any other material terms of such Award has been satisfied. Notwithstanding the foregoing, the Performance Criteria with respect to Code Section 162(m) Awards shall be limited to the Performance Criteria set forth in Section 2(p)(1).

(b)                                 Adjustments for Material Changes.  As and to the extent permitted by Section 162(m), in the event of (1) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (2) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, or (3) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (4) any material change in accounting policies or practices affecting the Company and/or the Performance Goal(s), then, to the extent any of the foregoing events was not anticipated at the time the Performance Goal(s) was established, the Committee may make adjustments to the Performance Goal(s), based solely on objective criteria, so as to neutralize the effect of the event on the applicable Section 162(m) Award.

5.                                      Awards

The Committee may establish a Performance Criterion and/or two or more Performance Criteria and Performance Goals for each Year or other measurement period. If the Committee establishes two or more Performance Criteria, the Committee may in its discretion determine the weight to be given to each Performance Criteria in determining Awards. The Committee shall establish an Award Schedule for each Participant for each Year, which Award Schedule shall set forth the Target Award for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criterion and the weighting, if any, established for such criterion. The Committee may vary the Performance Criteria, Performance Goals and weightings, if any, from Participant to Participant, Award to Award, Year to Year and measurement period to measurement period.

6.                                      Eligible Persons

Any Employee who is a key Employee in the judgment of the Committee shall be eligible to participate in the Plan. Board members who are not Employees are not eligible to participate in the Plan. No Employee shall have a right to be selected to participate in the Plan, or, having once been selected, to be selected again, or, to continue as an Employee.

7.                                      Amount Available for Awards

The Committee shall determine the amount available for payment of Awards in any Year or any other measurement period. Notwithstanding anything else in this Plan to the contrary, the aggregate maximum amount that may be paid to a Participant during any Year with respect to all Awards under the Plan shall be $10,000,000.

8.                                      Determination of Awards

(a)                                 Eligible Employees and Awards.  The Committee shall select the Participants and determine which Participants, if any, are to be treated as Covered Employees and which Awards, if any, are to be Code Section 162(m) Awards. Except in the case of Code Section 162(m) Awards, the Committee shall determine the actual Award to each Participant for each Year or other measurement period, taking into consideration, as it deems appropriate, the performance of the Company and/or a Business Unit, as the case may be, for the Year or other measurement period in relation to the Performance Goals theretofore established by the Committee, and the performance of the respective

Participants during the Year or other measurement period. The fact that an Employee is selected as a Participant for any Year or other measurement period shall not mean that such Employee necessarily will receive an Award for that Year or other measurement period. Notwithstanding any other provisions of the Plan to the contrary, the Committee may make discretionary Awards as it sees fit under the Plan, except in the case of Code Section 162(m) Awards, which may be adjusted only downward.

(b)                                 Determination of Code Section 162(m) Awards.  Code Section 162(m) Awards shall be determined according to a Covered Employee’s Award Schedule based on the level of performance achieved and such Covered Employee’s Target Award. All such determinations regarding the achievement of Performance Goals and the determination of actual Code Section 162(m) Awards will be made by the Committee; provided, however, that the Committee may decrease, but not increase, the amount of the Code Section 162(m) Award that otherwise would be payable.

9.                                      Distribution of Awards

Awards under the Plan for a particular Year or other measurement period shall be paid on the Scheduled Payment Date with respect to such Year (or other measurement period), unless the time of payment is otherwise specified in an Award Schedule; provided, however, that any alternate time of payment provided for in an Award Schedule must comply with the requirements of section 409A of the Code.

10.                               Repayment of Awards

To the extent permitted by governing law, the Board of Directors may require reimbursement to the Company of Awards paid to any Participant who is a named executive officer, within the meaning of Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, where (a) the payment was predicated in whole or in part upon the achievement of certain financial results that were subsequently the subject of a material restatement, (b) in the Board’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the restatement, and (c) a lower Award payment would have been made to the officer based upon the restated financial results.

In each such instance, the Company will, as directed by the Board and to the extent practicable, seek to recover the amount by which the individual officer’s Award for the relevant period exceeded the lower Award payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided that the Company will not seek to recover Awards paid more than five years prior to the date the applicable restatement is disclosed.

The Company may seek reimbursement of Awards paid to any named executive officer, as defined herein, after May 10, 2007, in other circumstances involving fraud or misconduct by the named executive officer where the Board of Directors determines that such fraud or misconduct caused substantial harm to the Company even in the absence of a subsequent restatement of the Company’s financial statements.

11.                               Termination of Employment

(a)                                 General Rule.  Except as provided in Subsections (b) and (c) below, a Participant must be actively employed by the Company on the date the amount payable with respect to his/her Award is determined by the Committee (the “Determination Date”) in order to be entitled to payment of any Award for that Year or other measurement period.  A Participant who terminates employment with the Company for any reason other than the reasons set forth in Subsections (b) and (c) shall not be entitled to receive any Award for the Year or other measurement period in which such termination of employment occurs.

(b)                                 Exception for a Termination of Employment by the Participant for Good Reason or by the Company without Cause.  In the event active employment of a Participant shall be terminated before the Determination Date (1) by the Participant for Good Reason or (2) by the Company without Cause, such Participant will receive a portion of his/her Award for the Year (or other applicable measurement period), calculated from the beginning of the Year (or other applicable measurement period) through the date of such Participant’s termination of employment with the Company, pro-rated as a fraction of twelve (12) for full months worked by the Participant for the Company or an Affiliate during such calendar year; provided, however, that in order to receive a pro-rata portion of an Award under this Section 11(b), a Participant must meet the Performance Criterion (or Performance Criteria) and/or Performance Goals established by the Committee with respect to such Award for the period from the beginning of the Year (or other applicable measuring period) through the date of such Participant’s termination of employment with the Company; and provided, further, that all Code Section 162(m) Awards will be subject to the requirements of section 162(m) of the Code.

(c)                                  Exception for a Termination of Employment due to Retirement.  In the event of a Participant’s retirement before the Determination Date, such Participant will receive a portion of his/her Award for the Year (or other applicable measurement period), calculated from the beginning of the Year (or other applicable measurement period) through the date of such Participant’s termination of employment with the Company, pro-rated as a fraction of twelve (12) for full months worked by the Participant for the Company or an Affiliate during such calendar year; provided, however, that in order to receive a pro-rata portion of an Award under this Section 11(c), a Participant must meet the Performance Criterion (or Performance Criteria) and/or Performance Goals established by the Committee with respect to such Award for the period from the beginning of the Year (or other applicable measuring period) through the date of such Participant’s termination of employment with the Company; and provided, further, that all Code Section 162(m) Awards will be subject to the requirements of section 162(m) of the Code.  For purposes of this Section 11(c), a “retirement” means a termination of employment by the Participant on or after age 62.

12.                               Miscellaneous

(a)                                 Nonassignability. No Award will be assignable or transferable without the written consent of the Committee in its sole discretion, except by will or by the laws of descent and distribution.

(b)                                 Withholding Taxes. Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(c)                                  Amendment or Termination of the Plan. The Committee may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Schedules under the Plan to the extent permitted by law. No such action may be effective with respect to any Code Section 162(m) Award to any Covered Employee without approval of the Company’s shareholders if such approval is required by Code Section 162(m)(4)(C).  Notwithstanding the foregoing, effective November 6, 2008, the PAC has the right to make non-material amendments to the Plan to comply with changes in the law or to facilitate Plan administration; provided, however, that each such proposed non-material amendment must be discussed with the Chairperson of the Committee in order to determine whether such change would constitute a material amendment to the Plan.

(d)                                 Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(e)                                  Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

(f)                                   Limits of Liability.

(1)                                 Any liability of the Company to any Participant with respect to an Award shall be based solely upon the obligations, if any, created by the Plan and the Award Schedule.

(2)                                 Neither the Company, nor any member of its Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

(g)                                  Rights of Employees.

(1)                                 Status as an Employee eligible to receive an Award under the Plan shall not be construed as a commitment that any Award will be made under this Plan to such Employee or to other such Employees generally.

(2)                                 Nothing contained in this Plan or in any Award Schedule (or in any other documents related to this Plan or to any Award or Award Schedule) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute a contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

(h)                                 Section Headings. The section headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

(i)                                     Invalidity. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

(j)                                    Applicable Law. The Plan, Awards and Award Schedules and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of Texas without regard to the conflict of law principles thereof.

(k)                                 Compliance with Section 409A of the Code.  The Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment of such Award is subject to section 409A of the Code, the Award shall be granted and paid in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment of such Award to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, and may be amended on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

(l)                                     Conflicts Between Plans.  In the event that there is a conflict between a provision of this Plan and the Company’s Executive Severance Plan, as then in effect, the terms of the Company’s Executive Severance Plan shall control.

(m)                             Arbitration.  In the event of a dispute arising under this Plan, a Participant or the Company, as applicable, may submit a claim to a third party neutral arbitrator.  The arbitration will be conducted pursuant to the American Arbitration Association (“AAA”) Rules on Employee Benefit Claims.

The arbitrator will be mutually selected by the Participant and the Company and/or PAC from a list of arbitrators who are experienced in employee compensation matters that is provided by the AAA.  If the parties are unable to agree on the selection of an arbitrator within ten (10) days of receiving the list from the AAA, the AAA will appoint an arbitrator.  The arbitrator’s review will be limited to interpretation of the Plan document in the context of the particular facts involved.  The Participant, the PAC and the Company agree to accept the award of the arbitrator as binding, and all exercises of power by the arbitrator hereunder will be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious.  The Participant, PAC and the Company agree that the venue for the arbitration will be in Dallas, Texas.  The costs of arbitration will be paid by the Company; the costs of legal representation for the Participant or witness costs for the Participant will be borne by the Participant; provided, that, as part of his award, the arbitrator may require the Company to reimburse the Participant for all or a portion of such amounts.

The following discovery may be conducted by the parties: interrogatories, demands to produce documents, requests for admissions and oral depositions.  The arbitrator will resolve any discovery disputes by such pre-hearing conferences as may be needed.  The Company, PAC and Participant agree that the arbitrator will have the power of subpoena process as provided by law.  Disagreements concerning the scope of depositions or document production, its reasonableness and enforcement of discovery requests will be subject to agreement by the Company and the Participant or will be resolved by the arbitrator.  All discovery requests will be subject to the proprietary rights and rights of privilege and other protections granted by applicable law to the Company and the Participant and the arbitrator will adopt procedures to protect such rights.  With respect to any dispute, the Company, PAC and the Participant agree that all discovery activities will be expressly limited to matters directly relevant to the dispute and the arbitrator will be required to fully enforce this requirement.

The arbitrator will have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.  Nonetheless, the arbitrator will have absolute discretion in the exercise of its powers in the Plan.  Arbitration decisions will not establish binding precedent with respect to the administration or operation of the Plan.